                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                  FORM 8-K/A-1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      (Date of Report): Date of earliest event reported: September 1, 1997


                             KEY ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)



       MARYLAND                   1-8038                     04-2648081
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)



                          TWO TOWER CENTER, TENTH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  908/247-4822
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Effective as of September 1, 1997, Yale E. Key, Inc., a wholly owned subsidiary of Key Energy Group, Inc. (the "Company"), acquired all of the issued and outstanding capital stock of Ram Oil Well Service, Inc. ("Ram") and Rowland Trucking Co. Inc. ("Rowland"), two closely held New Mexico corporations. The assets owned by Ram and Rowland consist of equipment and vehicles utilized in working-over and servicing oil and gas wells in West Texas and Southeast New Mexico. The consideration given by the Company for the issued and outstanding capital stock of Ram and Rowland consists of cash in the amount of $21.5 million, which consideration was financed by the Company's credit facility and available cash balances. The amount of such consideration was determined by negotiations between the Company and the sole stockholder of all of the issued and outstanding capital stock of Ram and Rowland. No material relationship exists between the sole stockholder of Ram and Rowland and the Company or any of its affiliates, any director or officer of the Company or any associate of any such officer or director. The Company intends for the assets of Ram and Rowland to continue to be used in working-over and servicing oil and gas wells.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  The following financial statements are filed herewith:

Report of Independent Certified Public Accountants dated January 23, 1997
Ram Balance Sheet at December 31, 1995 and 1996 and August 31, 1997
Ram Statements of Earnings and Retained Earnings for the years ended December
         31, 1995 and 1996 and the Eight Months ended August 31, 1997
Ram Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the Eight Months ended August 31, 1997
Notes to Financial Statements
Report of Independent Certified Public Accountants on Supplemental Information
         dated January 23, 1997
Rowland Revenues for the years ended December 31, 1995 and 1996
Rowland Operating Expenses for the years ended December 31, 1995 and 1996
Report of Independent Certified Public Accountants dated February 7, 1997 Rowland Balance Sheet at December 31, 1995 and 1996 and August 31, 1997
Rowland Statements of Earnings for the years ended December 31, 1995 and
         1996 and the Eight Months ended August 31, 1996 and 1997
Rowland Statements of Stockholder's Equity at January 1, 1995, December 31, 1995
         and 1996 and August 31, 1996
Rowland  Statements of Cash Flows for the years ended December 31, 1995 and
         1996 and the Eight Months ended August 31, 1996 and 1997
Notes to Financial Statements
Report of Independent Certified Public Accountants on Supplemental Information
         dated February 7, 1997
Ram Revenues for the years ended December 31, 1995 and 1996
Ram Operating Expenses for the years ended December 31, 1995 and 1996

        (b)      Pro Forma Financial Information.

                  The following pro forma financial statements are filed herewith:

Key Energy Group, Inc and Subsidiaries Unaudited Pro0 Forma Combined Balance
         Sheet as of June 30, 1997
Key Energy Group, Inc. and Subsidiaries Unaudited Pro Forma Combined
         Statements of Operations for the Twelve Months ended June 30, 1997
Key Energy Group, Inc. and Subsidiaries Unaudited Pro Forma Combined
         Statements of Operations for the Three Months ended September 30, 1997 Notes to Unaudited Combined Financial Statements dated June 30 and September
         30, 1997

         (c)      Exhibits.

The following exhibits, from which schedules have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

 *2.1     Stock Purchase Agreement (Rowland Trucking Co., Inc.) Among Yale E.
         Key, Inc. and Robert D. Calhoun, dated as of September 1, 1997

 *2.2     Stock Purchase Agreement (Ram Oil Well Services, Inc.) Among Yale E.
         Key, Inc. and Robert D. Calhoun, dated as of September 1, 1997.

 23.1    Consent of Johnson, Miller & Co.

---------

*        Previously filed.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Ram Oil Well Service, Inc.
Hobbs, New Mexico

We have audited the accompanying balance sheets of Ram Oil Well Service, Inc. as of December 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ram Oil Well Service, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Hobbs, New Mexico
January 23, 1997

                              FINANCIAL STATEMENTS

RAM OIL WELL SERVICE, INC.
===============================================================================

BALANCE SHEETS


ASSETS

                                                          DECEMBER 31      DECEMBER 31        AUGUST 31
                                                             1996             1995              1997
                                                          -----------      -----------      -----------
                                                                                            (unaudited)
CURRENT ASSETS
             Cash (NOTE H)                                $   628,815      $ 1,105,195      $   396,691
             Accounts receivable                              904,008          772,153        1,081,642
             Inventory                                          6,082            5,298            5,032
             Prepaid income taxes                              74,312               --               --
             Prepaid sandlines                                 52,558           44,189           50,918
             Deposit - State of Texas                             250              250              250
                                                          -----------      -----------      -----------
             From Related Company                                                               500,000
                                                          -----------      -----------      -----------
                Total current assets                        1,666,025        1,927,085        2,034,803

DEPRECIABLE ASSETS, AT COST (NOTE B)
             Revenue and other equipment                    4,244,793        3,471,416        3,687,476
             Less accumulated depreciation                 (2,666,548)      (2,528,596)      (2,722,173)
                                                          ===========      ===========      ===========
                                                            1,578,245          942,820          965,303

TOTAL ASSESTS                                             $ 3,244,270      $ 2,869,905        3,000,106


LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITIES
             Accounts payable                             $   102,762      $    55,278      $    15,953
             Salaries and wages payable                        14,269           23,525           47,437
             Workers' compensation insurance payable
                (NOTE G)                                       53,149           18,414           38,962
             Other taxes payable                               47,836           25,023           73,014
             Income taxes payable                                  --           83,509           18,028
             Employee savings                                     960              510            2,340
             Pension plan contribution payable (NOTE E)        14,581           13,534           39,191
                                                          -----------      -----------      -----------
                Total current liabilities                     233,557          219,793          234,925

DEFERRED INCOME TAXES (NOTE D)                                193,311          203,904          187,311

CONTINGENT LIABILITIES (NOTES C, F AND G)                          --               --               --


The accompanying notes are an integral part of the financial statements

RAM OIL WELL SERVICE, INC.
================================================================================

STOCKHOLDER'S EQUITY
             Common stock, $1 par value
                Authorized - 500,000 shares
                Issued and outstanding - 50,000 shares                          50,000           50,000           50,000
             Additional paid in capital                                      1,530,420        1,530,420        1,530,420
             Treasury Stock                                                         --               --         (451,500)
             Retained earnings                                               1,236,982          865,788        1,448,950
                                                                           -----------      -----------      -----------
                Total stockholder's equity                                   2,817,402        2,446,208        2,577,870

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                 $ 3,244,270      $ 2,869,905      $ 3,000,106
                                                                           ===========      ===========      ===========

The accompanying notes are an integral part of the financial statements.

RAM OIL WELL SERVICE, INC.
===============================================================================

STATEMENTS OF EARNINGS AND RETAINED EARNINGS


                                                                                                              EIGHT
                                                                            YEAR ENDED      YEAR ENDED     MONTHS ENDED
                                                                           DECEMBER 31     DECEMBER 31        AUGUST 31
                                                                               1996            1995             1997
                                                                           -----------     -----------      -----------
                                                                                                            (unaudited)

REVENUE                                                                    $ 4,789,707     $ 4,739,589      $ 3,870,855


COSTS AND EXPENSES
             Direct expenses including depreciation of
                $184,363 in 1996 and $200,637 in 1995                        3,296,774       2,971,747        2,380,517

             Indirect expenses including depreciation of
                $107,533 in 1996 and $72,016 in 1995                         1,070,919       1,045,448        1,210,910
                                                                           -----------     -----------      -----------
             Total costs and expenses                                        4,367,693       4,017,195        3,591,427

EARNINGS FROM OPERATIONS                                                       422,014         722,394          279,428

OTHER INCOME  (EXPENSE)
             Gain on sale of assets                                            139,149           6,054           29,779
             Interest income                                                    34,502          26,024           32,364
             Interest expense                                                       --            (525)              --
                                                                           -----------     -----------      -----------

             Total other income                                                173,651          31,553           62,143

EARNINGS BEFORE INCOME TAXES                                                   595,665         753,947          341,571

INCOME TAXES (NOTE D)                                                          224,471         288,464          129,603
                                                                           -----------     -----------      -----------

NET EARNINGS                                                                   371,194         465,483          211,968

RETAINED EARNINGS AT BEGINNING OF PERIOD                                       865,788         400,305        1,236,982
                                                                           -----------     -----------      -----------
RETAINED EARNINGS AT END OF PERIOD                                         $ 1,236,982     $   865,788      $ 1,448,950
                                                                           ===========     ===========      ===========

The accompanying notes are an integral part of the financial statements

RAM OIL WELL SERVICE, INC
===============================================================================




STATEMENTS OF CASH FLOWS

                                                                                                     EIGHT
                                                                  YEAR ENDED       YEAR ENDED     MONTHS ENDED
                                                                 DECEMBER 31      DECEMBER 31        AUGUST 31
                                                                    1996             1995             1997
                                                                 -----------      -----------      -----------
                                                                                                    unaudited
CASH FLOWS FROM OPERATING ACTIVITIES
             Net earnings                                        $   371,194      $   465,483      $   211,968
             Depreciation                                            291,896          272,653          250,445
             (Gain) on disposal of assets                           (139,149)          (6,054)         (29,779)
             (Increase) Decrease in accounts receivable             (131,855)           4,773         (177,634)
             (Increase) in inventory                                    (784)            (694)           1,050
             (Increase) in prepaid sandlines                          (8,369)          (3,182)           1,640
             (Increase) in prepaid income taxes                      (74,312)              --           74,312
             Increase (Decrease) in accounts payable                  47,484          (18,403)         (86,806)
             (Decrease) in salaries and wages payable                 (9,256)         (11,478)          33,168
             Increase (Decrease)  in workers' compensation
                insurance payable                                     34,735          (20,883)         (14,187)
             Increase (Decrease) in other taxes payable               22,813          (14,471)          25,178
             (Decrease) Increase in income taxes payable             (83,509)          31,045           18,028
             Increase in employee savings                                450               25            1,380
             Increase in pension plan contribution payable             1,047            4,556           24,610
             (Decrease) in deferred income taxes                     (10,593)         (20,829)          (6,000)
                                                                 -----------      -----------      -----------
             Net cash provided by operating activities               311,792          682,541          327,373


The accompanying notes are an integral part of the financial statements

RAM OIL WELL SERVICE, INC
================================================================================

CASH FLOWS FROM INVESTING ACTIVITIES
             Capital expenditures                                 (1,069,428)         (22,218)         (59,227)
             Proceeds from sale of assets                            281,256           11,814               --
             Loan to related party (NOTE C)                               --         (600,000)        (500,000)
             Collection of loan to related party (NOTE C)                 --          600,000               --
                                                                 -----------      -----------      -----------
             Net cash used by investing activities                  (788,172)         (10,404)        (559,227)


Net (decrease) increase in cash and cash equivalents                (476,380)         672,137         (231,854)

Cash and cash equivalents at beginning of year                     1,105,195          433,058          628,815
                                                                 ===========      ===========      ===========

Cash and cash equivalents at end of year                         $   628,815      $ 1,105,195      $   396,961
                                                                 ===========      ===========      ===========




Income taxes paid                                                $   392,935      $   279,546      $   111,625
                                                                 ===========      ===========      ===========


Interest paid                                                    $        --      $       525      $        --
                                                                 ===========      ===========      ===========





The accompanying notes are an integral part of the financial statements.

RAM OIL WELL SERVICE, INC.
================================================================================

NOTES TO  FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             This summary of accounting policies of Ram Oil Well Service, Inc. (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

             1.  NATURE OF OPERATIONS

                The Company has been in operation in Hobbs, New Mexico since incorporation in 1981. The Company derives its revenue from the operation of 17 well servicing units primarily in southeastern New Mexico.

             2. INVENTORY

                Inventory consists of fuel which is stated at cost.

             3.  DEPRECIATION

                Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is utilized for substantially all assets for financial reporting purposes. Accelerated methods are used for income tax reporting purposes.

             4. CASH AND CASH EQUIVALENTS

                Cash and cash equivalents include currency on hand and demand deposits with financial institutions.

             5.  INCOME TAXES

                The Company provides for income taxes based on income reported for financial statement purposes. Depreciation charges to earnings differ as to timing from those deducted for tax purposes and the tax effects of these differences are recorded as deferred income taxes.

             6. ACCOUNTS RECEIVABLE

                The majority of the accounts receivable as of December 31, 1996 and 1995, and sales for the years then ended were with major oil producing companies involved in the oil and gas industry in the Permian Basin.

                The Company considers accounts receivable to be fully collectible; accordingly,

RAM OIL WELL SERVICE, INC.
================================================================================

                no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

             7.  USE OF ESTIMATES

                In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period. Actual results could differ from those estimates.

             8.  RECLASSIFICATIONS

                Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.

RAM OIL WELL SERVICE, INC.
================================================================================

NOTES TO FINANCIAL STATEMENTS


NOTE B - DEPRECIABLE ASSETS, AT COST

                                        1996           1995
                                     ----------     ----------
Pulling units                        $2,571,024     $2,571,024
Swab units                              612,824        360,734
Other equipment                         684,527        301,119
Automobiles                             282,877        144,998
Shop equipment                           42,873         42,873
Radio equipment                          26,720         26,720
Office equipment                         22,673         22,673
Rental tools                              1,275          1,275
                                     ----------     ----------
                                     $4,244,793     $3,471,416
                                     ==========     ==========


NOTE C - RELATED PARTY TRANSACTIONS

    Robert D. Calhoon is the president and sole shareholder of Ram Oil Well Service, Inc. and Rowland Trucking Co., Inc.

    Robert D. Calhoon leases the yard and the building to Ram Oil Well Service, Inc. on a month-to-month lease with no written agreement. The lease expense for the years ended December 31, 1996 and 1995, was $60,000 for each year.

    During 1995, Ram Oil Well Service, Inc. loaned $600,000 to
    Rowland Trucking Co., Inc. which was repaid in December, 1995 with interest.


NOTE D - INCOME TAXES

    Deferred income taxes result from utilizing accelerated depreciation methods for income tax reporting and the straight-line method for financial reporting resulting in temporary differences.

                                            1996            1995
                                          ----------     ----------
    Income tax expense consists of:
        Current income tax expense        $ 235,064      $ 309,293
        Deferred income tax (benefit)       (10,593)       (20,829)
                                          ----------     ----------
                                          $  224,471     $  288,464
                                          ==========     ==========

RAM OIL WELL SERVICE, INC.
================================================================================

NOTE E - PENSION PLAN

    In January 1992, the Company established a qualified employee profit sharing plan under Internal Revenue Code Section 401(k) to which both the Company and eligible employees contribute. All employees are eligible to participate in the plan when they have reached twenty-one years of age and have completed twelve months of service with the Company. Company contributions are at the discretion of the Board of Directors. Pension plan expense was $38,234 for the year ended December 31, 1996 and $36,756 for the year ended December 31, 1995.

RAM OIL WELL SERVICE, INC.
================================================================================

NOTES TO FINANCIAL STATEMENTS


NOTE F - OPERATING LEASES

    In 1991 the Company began leasing several vehicles under operating leases which are cancelable at various dates. At the end of the lease terms, the leases provide for renewal for various periods at stipulated rates. Rental expense for these leases was $34,379 for the year ended December 31, 1996 and $49,948 for the year ended December 31, 1995. The minimum lease payments are:


         Year ending December 31,
                1997                          $    4,823
                                              ----------


         Total minimum payments required      $    4,823
                                              ==========




NOTE G - WORKERS' COMPENSATION INSURANCE PAYABLE

    The Company has a Certificate of Self-Insurance under provisions of the New Mexico Workers' Compensation Act. Liability for claims and estimated losses are recorded monthly. The Company self-insures up to $250,000 on individual claims and on aggregate claims up to $500,000 within a year and carries an insurance policy for claims and losses in excess of these amounts. The estimated self-insurance liability is based upon a review by the Company and an independent insurance broker of claims filed and claims incurred but not reported. The Company has a standby letter of credit of $200,000 that can be used by the State Workers' Compensation Administration if the Company fails to pay claims as provided by regulations.


NOTE H - CONCENTRATION OF CREDIT RISK

    The Company maintains its cash balances at financial institutions located in Hobbs, New Mexico. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances at one of the financial institutions totaled $191,800 at December 31, 1996 and $1,134,688 at December 31, 1995.

                            SUPPLEMENTAL INFORMATION

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                           ON SUPPLEMENTAL INFORMATION



Board of Directors
Ram Oil Well Service, Inc.
Hobbs, New Mexico


Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole of Ram Oil Well Service, Inc. for the years ended December 31, 1996 and 1995, which are presented in the preceding section of this report. This supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




Hobbs, New Mexico
January 23, 1997

RAM OIL WELL SERVICE, INC.
================================================================================


DIRECT EXPENSES


                                        Year Ended      Year Ended
                                        December 31    December 31
                                           1996           1995
                                        ----------     ----------
Salaries and wages                      $1,620,038     $1,613,856
Repairs                                    417,819        383,178
Depreciation                               184,363        200,637
Fuel, oil and lubricants                   179,083        149,316
Supplies                                   170,874         84,337

Payroll taxes                              142,335        137,614
Payroll insurance                          115,072          5,189
Sandline expense                           106,490         87,624
Swab cups and rubbers                       89,512         86,376
Safety maintenance                          60,671         35,751

Group insurance                             55,037         63,217
Field expense                               46,770         10,810
Tires and tubes                             32,293         25,618
Pension plan contribution                   25,645         25,654
Radio expense                               22,187         16,114

Uniforms                                    13,984         19,561
Rental and lease equipment                  13,627         23,463
License and fees                               974             --
Drilling line expense                           --          3,432
                                        ----------     ----------
                                        $3,296,774     $2,971,747
                                        ==========     ==========

RAM OIL WELL SERVICE, INC.
================================================================================

INDIRECT EXPENSES


                                           Year Ended            Year Ended
                                          December 31            December 31
                                             1996                   1995
                                          -----------           -----------
    Salaries and wages                  $    448,869          $    483,902
    Depreciation                             107,533                72,016
    Repairs                                   79,912                64,680
    Liability insurance                       70,129                53,087
    Rent - building and yard                  60,000                60,000

    Supplies                                  44,808                32,989
    Taxes                                     36,292                38,706
    Lease expense                             33,775                39,596
    Fuel, oil and lubricants                  28,175                26,645
    Customer solicitation                     24,799                29,145

    Legal and accounting                      18,690                20,242
    Safety maintenance                        18,218                 9,094
    Radio expense                             13,466                10,241
    Pension plan contribution                 12,589                11,102
    Telephone and answering service           12,065                 8,351

    Janitor expense                           10,056                 9,363
    Donations                                  7,852                 4,040
    Utilities                                  7,302                 6,809
    Payroll insurance                          7,275                 7,445
    Uniforms                                   5,287                 5,387

    Dues and subscriptions                     5,212                 4,088
    License and fees                           4,228                 9,050
    Advertising                                3,600                 2,862
    Discounts                                  2,323                     -
    Tires and tubes                            2,302                 4,403

    Field expense                              2,295                 2,029
    Group insurance                            2,101                 8,201
    Bank charges                               1,306                     -
    Flowers and gifts                            460                   175
    Bad debts                                      -                21,800
                                        ------------         -------------
                                        $  1,070,919         $   1,045,448
                                        ============         =============

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Rowland Trucking Co., Inc.
Hobbs, New Mexico

We have audited the accompanying balance sheets of Rowland Trucking Co., Inc. as of December 31, 1996 and 1995, and the related statements of earnings, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rowland Trucking Co., Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

[CLOVER LEAF, DIAMOND, HEART & SPADE LOGO]
Hobbs, New Mexico
February 7, 1997

                              FINANCIAL STATEMENTS

ROWLAND TRUCKING CO., INC.
===============================================================================



BALANCE SHEETS


ASSETS

                                                            December 31      December 31        August 31
                                                                   1996             1995             1997
                                                            -----------      -----------      -----------
                                                                                              (unaudited)
CURRENT ASSETS
             Cash                                           $ 1,006,431      $ 1,309,154      $   338,503
                                                            -----------      -----------      -----------
             Trade accounts receivable                        3,149,054        2,622,518        3,602,268
             Inventory                                           38,308           23,028           26,269
             Prepaid expenses                                     7,280           15,571            7,280
                Total current assets                          4,201,073        3,970,271        4,054,320
                                                            -----------      -----------      -----------
PROPERTY AND EQUIPMENT (NOTES  C AND D)
             Property and equipment                           8,831,861        8,258,490        9,619,692
             Less accumulated depreciation                   (5,772,155)      (4,349,460)       6,621,300
                                                            -----------      -----------      -----------
                                                              3,059,706        3,909,030        2,998,392

OTHER ASSETS                                                        717              412              717


TOTAL ASSETS                                                $ 7,261,496      $ 7,879,713      $ 7,053,429
                                                            ===========      ===========      ===========



LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITIES
             Accounts payable (NOTE E)                      $   561,750      $   421,099      $   596,274
             Salaries and wages payable                         114,253           79,186          106,341
             Workers' compensation and insurance payable
                (NOTE F)                                        179,125          176,458           76,940
             Other accrued liabilities                          134,224          142,818           97,281
             Due to stockholder (NOTE E)                             --          700,000          500,000
             Notes payable (NOTE D)                             200,000        2,000,000               --
                                                            -----------      -----------      -----------
                Total current liabilities                     1,189,352        3,519,561        1,376,836


STOCKHOLDER'S EQUITY
             Common stock, $1 par value
                Authorized, issued and outstanding
                - 500,000 shares                                500,000          500,000          500,000
             Additional paid in capital                       2,459,708        2,459,708        2,459,708
             Retained earnings                                3,112,436        1,400,444        2,716,885
                                                            -----------      -----------      -----------
                Total stockholder's equity                    6,072,144        4,360,152        5,676,593

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                  $ 7,261,496      $ 7,879,713      $ 7,053,429
                                                            -----------      -----------      -----------


The accompanying notes are an integral part of the financial statements

ROWLAND TRUCKING CO., INC.
===============================================================================

STATEMENTS OF EARNINGS

                                                              Year Ended        Year Ended              Eight Months Ended
                                                             December 31       December 31                 August 31,
                                                                1996              1995              1996              1997
                                                            ------------      ------------      ------------      ------------
                                                                                                          (unaudited)
REVENUE                                                     $ 15,584,251      $ 12,260,865      $  9,853,735      $ 12,023,461

OPERATING EXPENSES (including depreciation of
             $1,583,139 in 1996 and $1,185,154 in 1995)       13,585,959        10,893,737         8,714,353         9,663,322
                                                            ------------      ------------      ------------      ------------


             EARNINGS FROM OPERATIONS                          1,998,292         1,367,128         1,139,382         2,360,139

OTHER INCOME (EXPENSE)
             Interest income                                      36,333            61,412            20,424            49,592
                                                            ------------      ------------      ------------      ------------
             Gain (loss) on disposal of assets                    16,335           (60,326)           21,236             9,957
             Miscellaneous income                                  8,265                --            15,888            25,852
                                                            ------------      ------------      ------------      ------------
             Interest expense                                    (47,233)         (100,305)          (59,673)           (1,091)
                                                            ------------      ------------      ------------      ------------


             Total other income (expense)                         13,700           (99,219)           (2,125)           84,310
                                                            ------------      ------------      ------------      ------------


NET EARNINGS BEFORE INCOME TAXES                               2,011,992         1,267,909         1,137,257         2,444,449

INCOME TAXES (NOTE B)                                                 --            87,172                --                --
                                                            ============      ============      ============      ============



NET EARNINGS                                                $  2,011,992      $  1,180,737      $  1,137,257      $  2,444,449
                                                            ============      ============      ============      ============




The accompanying notes are an integral part of the financial statements.

ROWLAND TRUCKING CO., INC.
===============================================================================
STATEMENTS OF STOCKHOLDER'S EQUITY


                                       Common          Additional                                         Total
                                       Stock            Paid-in         Retained         Treasury      Stockholder's
                                     Par Value          Capital         Earnings         Stock            Equity
                                   -----------      -----------      -----------       -----------      -----------

BALANCES AT JANUARY 1, 1995        $   250,000      $   750,000      $   648,206      $(1,100,000)     $   548,206

CANCEL TREASURY STOCK (NOTE I)        (200,000)        (600,000)        (300,000)       1,100,000               --

POOLING OF INTERESTS BUSINESS
   COMBINATION (NOTE B)                450,000          999,600        1,181,609               --        2,631,209

CAPITALIZE RETAINED EARNINGS OF
   COMBINED COMPANY                         --        1,310,108       (1,310,108)              --               --

NET EARNINGS                                --               --        1,180,737               --        1,180,737
                                   -----------      -----------      -----------       -----------      -----------



BALANCES AT DECEMBER 31, 1995          500,000        2,459,708        1,400,444               --        4,360,152

STOCKHOLDER DISTRIBUTIONS                   --               --         (300,000)              --         (300,000)

NET EARNINGS                                --               --        2,011,992               --        2,011,992
                                   -----------      -----------      -----------       -----------      -----------



BALANCES AT DECEMBER 31, 1996      $   500,000      $ 2,459,708      $ 3,112,436      $        --      $ 6,072,144
                                   ===========      ===========      ===========       ===========      ===========
                                                                     (unaudited)

STOCKHOLDER DISTRIBUTIONS                   --               --       (2,840,000)              --       (2,840,000)

NET EARNINGS                                --               --        2,444,449               --        2,444,449
                                   -----------      -----------      -----------       -----------      -----------

BALANCES AT AUGUST 31, 1997        $   500,000      $ 2,459,708      $ 2,716,885      $        --      $ 5,676,593
                                   ===========      ===========      ===========       ===========      ===========



The accompanying notes are an integral part of the financial statements.

ROWLAND TRUCKING CO., INC.
===============================================================================

STATEMENTS OF CASH FLOWS

                                                               Year Ended      Year Ended            Eight Months Ended
                                                              December 31      December 31             August      31,
                                                                 1996             1995             1996               1997
                                                              -----------      -----------      -----------      -------------
                                                                                                        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
             Net earnings                                     $ 2,011,992      $ 1,180,737      $ 1,137,257      $ 2,444,449
             Depreciation                                       1,583,139        1,185,154        1,016,411          875,318
             (Gain) loss on disposal of assets                    (16,335)          60,326          (21,286)          (9,957)
             (Increase) in accounts receivable                   (526,536)        (456,655)        (255,830)        (533,214)
             (Increase) decrease in inventory                     (15,280)           2,783           (9,947)          12,039
             Decrease in prepaid expenses                           8,291          163,259         (140,764)              --
             (Increase) in other assets                              (305)            (352)            (305)              --
             Increase (decrease) in accounts payable              140,651          (59,004)          84,753           34,524
             Increase in salaries and wages payable                35,067           16,483            5,645           (7,912)
             Increase  in workers' compensation
                insurance payable                                   2,667            2,618          117,827         (102,185)
             (Decrease) increase in other accrued liabilities      (8,594)          41,469          (32,384)         (36,943)
             (Decrease) in income taxes payable                        --         (215,178)              --               --
                                                              -----------      -----------      -----------      -------------


             Net cash provided by operating activities          3,214,757        1,921,640        1,901,407        2,676,119

CASH FLOWS FROM INVESTING ACTIVITIES
             Capital expenditures                                (753,997)        (847,742)        (361,480)        (846,547)
             Proceeds from sale of assets                          36,517           57,918           31,000           42,500
                                                              -----------      -----------      -----------      -------------


             Net cash (used) by investing activities             (717,480)        (789,824)        (330,480)        (804,047)

CASH FLOWS FROM FINANCING ACTIVITIES
             Loan proceeds                                             --          480,000               --               --
             Repayment of  loan                                (1,800,000)      (1,041,257)      (2,000,000)              --
             Related party loan proceeds                          300,000          600,000               --          500,000
             Repayment of related party loan                   (1,000,000)        (600,000)        (200,000)        (200,000)
             Stockholder distributions                           (300,000)              --         (150,000)      (2,840,000)

                                                              -----------      -----------      -----------      -------------
             Net cash (used) by financing activities           (2,800,000)        (561,257)      (2,350,000)      (2,540,000)
                                                              -----------      -----------      -----------      -------------

Net (decrease) increase in cash and cash
                equivalents                                      (302,723)         570,559         (779,073)        (667,928)

Cash and cash equivalents at beginning of year                  1,309,154          738,595        1,309,154)       1,006,431
                                                              -----------      -----------      -----------      -------------

Cash and cash equivalents at end of year                      $ 1,006,431      $ 1,309,154      $   530,081      $    338,503
                                                              -----------      -----------      -----------      -------------

Income tax refunds received                                   $        --      $    52,632      $        --      $         --
                                                              ===========      ===========      ===========      =============
Interest paid                                                 $    47,233      $    67,685      $    59,673      $       1,091
                                                              ===========      ===========      ===========      =============

===============================================================================



The accompanying notes are an integral part of the financial statements

ROWLAND TRUCKING CO., INC.
===============================================================================

NON-CASH INVESTING AND FINANCING ACTIVITY

During the year ended December 31, 1995, the Company acquired McCasland Services, Inc. for 450,000 shares of common stock in a business combination accounted for as a pooling of interests. (NOTE B)

The Company issued a note payable in the amount of $1,500,000 as part of the purchase of substantially all the assets of Two State Tank Rental, Inc. during the year ended December 31, 1995. (NOTE B)

The accompanying notes are an integral part of the financial statements.

ROWLAND TRUCKING CO., INC.
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies of Rowland Trucking Co., Inc. (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         1. NATURE OF OPERATIONS

            Rowland Trucking Co., Inc. provides trucking services and portable oil field drilling fluid and storage tank rentals to the oil and gas industry in southeastern New Mexico and west Texas. The Company provides these services from locations in Hobbs, Eunice, and Carlsbad, New Mexico.

         2. INVENTORY

            Inventory consists of fuel which is stated at cost.

         3.  DEPRECIATION

            Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Accelerated methods are used for financial reporting and for income tax reporting purposes.

         4. ACCOUNTS RECEIVABLE

            The majority of the accounts receivable as of December 31, 1996 and 1995, and sales for the years then ended were with major oil producing companies involved in the oil and gas industry in the Permian Basin.

            The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

         5. CASH AND CASH EQUIVALENTS

            For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all demand deposit accounts, demand interest bearing deposits, and other interest bearing deposits with a maturity of three months or less.

            The Company maintains its cash balances in one financial institution located in Lea County, New Mexico. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

         6.  INCOME TAXES

            Income taxes on net earnings are payable personally by the stockholder pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision has been made for federal or state income taxes. The income taxes assumed payable had this election not been made amount to $684,077 in 1996 and $357,761 in 1995.

ROWLAND TRUCKING CO., INC.
--------------------------------------------------------------------------------

         7.  USE OF ESTIMATES

            In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period. Actual results could differ from those estimates.

NOTES TO FINANCIAL STATEMENTS

NOTE B - BUSINESS COMBINATIONS

         McCasland Services, Inc. On July 1, 1995, the businesses of the Company and McCasland Services, Inc., a related trucking company in southeastern New Mexico, were merged upon the exchange of 450,000 shares of the Company's common stock for all of the outstanding common shares of McCasland Services, Inc. This transaction has been accounted for as a pooling of interests. Accordingly, the financial statements presented include the accounts and operations of McCasland Services, Inc. as if the transaction occurred on January 1, 1995. Separate operating results for the period January 1, 1995 to consummation of the combination (July 1, 1995), included in the 1995 statement of earnings, are as follows:

                                              REVENUE             NET
EARNINGS
                                            -----------      ----------

January 1, 1995 through June 30, 1995
Rowland Trucking Co., Inc.                  $ 2,931,259      $  168,197
McCasland Services, Inc.                      2,716,145         128,499
                                            -----------      ----------

                                              5,647,404         296,696
July 1, 1995 through December 31, 1995
Rowland Trucking Co., Inc.                    6,613,461         884,041
                                            -----------      ----------
                                            $12,260,865      $1,180,737
                                            ===========      ==========

         As a result of the pooling of interests, the Company is reporting income taxes of $87,172 for the year ended December 31, 1995. This is the income tax expense incurred by McCasland Services, Inc. for the period January 1, 1995 to consummation of the combination (July 1, 1995).

         Two State Tank Rental, Inc.

         On September 29, 1995, the Company purchased substantially all of the assets of Two State Tank Rental, Inc., which rents portable oil field drilling fluid and storage tanks throughout New Mexico and west Texas, for $2,120,000 with a $620,000 down payment and the remaining $1.5 million due January 2, 1996. The acquisition has been accounted for as a purchase and the accounts of Two State Tank Rental, Inc. have been included in the accompanying financial statements for the period September 29, 1995 through December 31, 1995.

ROWLAND TRUCKING CO., INC.
--------------------------------------------------------------------------------

NOTE C - PROPERTY AND EQUIPMENT

                                                     1996            1995

Rental equipment                                  $2,382,667      $2,382,667
Construction equipment                             1,335,431       1,126,676
Vacuum trucks and trailers                         1,105,626       1,105,626
Transports and trailers                              823,128         823,128
Brine stations and salt water disposal wells         760,554         760,554
Pump trucks                                          611,385         540,938
Buildings                                            458,253         326,418
                                                  ----------      ----------
Hot oil units                                        440,385         487,583
Vehicles                                             362,119         181,903
Shop equipment                                       210,980         194,705
Office equipment                                     179,405         107,118
Leasehold improvements                                59,532          59,532
Construction in progress                              30,115          89,361
Communication equipment                               23,281          23,281
Land                                                  49,000          49,000
                                                  ----------      ----------
                                                  $8,831,861      $8,258,490

ROWLAND TRUCKING CO., INC.
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

NOTE D - NOTES PAYABLE

         The Company has outstanding advances of $200,000 and $500,000 on a $500,000 line of credit at December 31, 1996 and 1995 respectively. Interest at the rate of 1% above the Chase Manhattan Bank N.A. prime lending rate is payable monthly. The outstanding balance is secured by mortgages on certain real property in Lea and Eddy Counties, New Mexico and by guarantees of the sole stockholder and the Company. This line of credit expires April 26, 1997.

         The Company had a note payable to Two State Tank Rental, Inc. of $1,500,000 at December 31, 1995. The note with interest of 8.75% was paid on January 2, 1996. It was secured by substantially all assets purchased from Two State Tank Rental, Inc. on September 29, 1995. (NOTE
         B)

NOTE E - RELATED PARTY TRANSACTIONS

         1. Robert D. Calhoon is the president and sole shareholder of Rowland Trucking Co., Inc. and Ram Oil Well Service, Inc. at December 31, 1996 and 1995. He was also the president and sole shareholder of McCasland Services, Inc. through June 30, 1995 when that company was merged into Rowland Trucking Co., Inc. (NOTE B)

         2. Robert D. Calhoon leases the Eunice, New Mexico yard and building to Rowland Trucking Co., Inc. on a month-to-month lease with no written agreement. The lease expense for the year ended December 31, 1996 and 1995, was $60,000.

         3. During 1995, Ram Oil Well Service, Inc. loaned $600,000 to Rowland Trucking Co., Inc. which was repaid in December, 1995 with interest. Rowland Trucking Co., Inc. also paid Ram Oil Well Service, Inc. $15,481 and $9,128 for services performed during the years ended December 31, 1996 and 1995. Ram Oil Well Service, Inc. paid Rowland Trucking Co., Inc. $5,917 and $856 for services performed during the years ended December 31, 1996 and 1995.

         4. At December 31, 1995, the Company had an unsecured liability to its president and sole shareholder in the amount of $700,000 which is due on demand. The liability was paid in full during the year ended December 31, 1996.

         5. Sims-McCasland Water is 50% owned by Robert D. Calhoon. Rowland Trucking Co., Inc. paid Sims- McCasland Water $150,828 and $98,298 for purchases during the years ended December 31, 1996 and 1995 and owed Sims-McCasland Water $9,413 and $11,162 at December 31, 1996 and 1995.

         6. McCasland Disposal is 70% owned by Robert D. Calhoon. Rowland Trucking Co., Inc. paid McCasland Disposal $103,876 and $83,195 during the years ended December 31, 1996 and 1995 and owed McCasland Disposal $13,718 and $6,877 at December 31, 1996 and 1995.

         7. Continental Water Sales is 50% owned by Robert D. Calhoon. Rowland Trucking Co., Inc. paid Continental Water Sales $14,738 and $2,677 during the years ended December 31, 1996 and 1995 and owed Continental Water Sales $59 at December 31, 1995.

ROWLAND TRUCKING CO., INC.
--------------------------------------------------------------------------------

         8. McCasland Disposal paid Rowland Trucking Co., Inc. $21,843 and $24,343 during the years ended December 31, 1996 and 1995 for billing services performed by Rowland Trucking Co., Inc.

ROWLAND TRUCKING CO., INC.
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

NOTE F - WORKERS' COMPENSATION INSURANCE PAYABLE

         The Company became self-insured for workers' compensation insurance on November 1, 1995 and was issued a Certificate of Self-Insurance under provisions of the New Mexico Workers' Compensation Act. The Company self-insures up to $250,000 on individual claims and on aggregate claims up to $1,000,000 within a year and carries an insurance policy for claims and losses in excess of these amounts.

         The estimated self-insurance liability is based upon a review by the Company and an independent insurance broker of claims filed and claims incurred but not reported. The liability for claims and estimated losses is recorded monthly.

         The Company has a standby letter of credit of $200,000 that can be used by the State Workers' Compensation Administration if the Company fails to pay claims as provided by regulations.

NOTE G - OPERATING LEASES

         The Company leases vehicles under operating leases which are cancelable at various dates. At the end of the lease terms, the leases provide for renewal for various periods at stipulated rates. The Company also has several month to month leases for equipment, vehicles, buildings, and surface rights to property. Rental expense for all these leases was $166,297 and $211,149 for the years ended December 31, 1996 and 1995. The minimum lease payments on the vehicle leases are:

    Year ending December 31,
             1997                           $         27,728
             1998                                      5,084
                                            ----------------
Total minimum payments required             $         32,812
                                            ================

NOTE H - PROFIT SHARING PLAN

         Effective April 1, 1993, the Company adopted a qualified employee profit sharing plan under Internal Revenue Code Section 401(k) to which both the Company and eligible employees contribute. To be eligible for the plan, employees must have worked for the Company for one year and be at least twenty-one years old. Company contributions are at the discretion of the Board of Directors. The Company made contributions to the plan totaling $72,381 and $157,044 for the years ended December 31, 1996 and 1995.

NOTE I - TREASURY STOCK

         On December 23, 1994, the Company and its shareholders entered into a Redemption Agreement where the Company redeemed 200,000 shares of its outstanding stock for $1,100,000 pending releases of all corporate and personal bank loan guarantees of the former shareholders and their related companies. The releases were received by the former shareholders in January, 1995. As a result of this transaction, a sole shareholder owns 100% of the outstanding stock. The treasury stock was canceled during 1995.

                           SUPPLEMENTAL INFORMATION

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                           ON SUPPLEMENTAL INFORMATION



Board of Directors
Rowland Trucking Co., Inc.
Hobbs, New Mexico


Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole of Rowland Trucking Co., Inc. for the years ended December 31, 1996 and 1995, which are presented in the preceding section of this report. This supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

[CLOVER LEAF, DIAMOND, HEART, AND SPADE SYMBOLS]

Hobbs, New Mexico
February 7, 1997

RAM OIL WELL SERVICE, INC.
--------------------------------------------------------------------------------

     REVENUES

                        Year Ended        Year Ended
                       December 31       December 31
                              1996              1995
                       -----------      -----------

    Transports         $ 3,037,491      $ 3,428,338
    Vacuum trucks        2,847,932        1,971,760
    Frac tanks           1,959,290          791,419
    Dirt work            1,933,139        1,202,598
    Kill trucks          1,784,896        1,404,202

    Hot oil                983,259          944,693
    Chemical               801,614          760,648
    Winch trucks           600,125          406,879
    Disposal               536,557          562,274

    Fresh water            506,952          351,525
    Brine water            324,078          186,460
    Miscellaneous          155,507          113,584
    Oil resale             113,411          136,485
                       -----------      -----------
                       $15,584,251      $12,260,865
                       ===========      ===========

RAM OIL WELL SERVICE, INC.
--------------------------------------------------------------------------------


     OPERATING EXPENSES

                                                          Year Ended       Year Ended
                                                         December 31      December 31
                                                                1996             1995
                                                         -----------      -----------

    Salaries and wages                                   $ 4,931,439      $ 3,872,203
    Cost of water, chemical, disposal and dirt work        1,791,723        1,392,517
    Repairs                                                1,727,960          989,280
    Depreciation                                           1,583,139        1,185,154
    Fuel                                                     899,228          699,661

    Supplies                                                 471,093          641,971
    Payroll taxes                                            407,427          351,715
    Tires and tubes                                          304,523          293,083
    Workers' compensation insurance and claims               232,366          254,738
    Meals and entertainment                                  208,918          185,905

    Lease expense                                            166,297          211,149
    Group health and life insurance                          144,945          115,170
    Telephone and answering service                          119,600           89,900
    Auto and general liability insurance                     107,813           88,299
    Fuel taxes                                                84,660           58,774

    Profit sharing plan                                       72,381          157,044
    Utilities                                                 67,311          102,004
    Professional services                                     60,098           65,334
    License, fees and permits                                 50,431           36,260
    Uniforms and laundry                                      43,391           35,157

    Bad debts                                                 40,104               --
    Royalty expense                                           21,091           18,015
    Property and other taxes                                  14,753           17,800
    Advertising                                                8,732            6,413
    Dues and subscriptions                                     8,731            9,756

    Donations                                                  8,063            6,999
    Postage                                                    6,449            8,005
    Bank charges                                               2,299               34
    Flowers and gifts                                            994              226
    Penalties and fines                                           --            1,171
                                                         -----------      -----------
                                                         $13,585,959      $10,893,737
                                                         ===========      ===========

                             Key Energy Group, Inc.
                Unaudited Pro Forma Combined Financial Statements


The unaudited Pro Forma Combined Financial Statements of Key Energy Group, Inc. ("Key" or the "Company") have been prepared to give effect to the acquisitions of the assets of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. (collectively "Ram/Rowland") in September 1997. The Unaudited Pro Forma Combined Financial Statements of the Company are not necessarily indicative of the financial results for the periods presented had the acquisition of Ram/Rowland taken place on July 1, 1996 or July 1, 1997. In addition, future results may vary significantly from the results reflected on the accompanying Unaudited Pro Forma Combined Financial Statements because of, among other factors, changes in products and service prices, future oil and gas production declines and future acquisitions. This information should be read in conjunction with the consolidated financial statements of Key (and related footnotes) and the financial statements of Ram/Rowland.

                     Key Energy Group, Inc. and Subsidiaries
                   Unaudited Pro Forma Combined Balance Sheet
                               as of June 30, 1997

                                 (in thousands)


                                         The                        Pro Forma        Pro Forma
                                       Company      Ram/Rowland      Entries         Combined
                                       --------      --------        --------        --------
Assets:

Current Assets:

Cash                                     41,067         2,616                          43,683

Short term investments                       --            --                              --

Restricted cash                             637            --                             637

Accounts receivable, net                 45,230         4,303          (200) (a)       49,333

Inventories                               5,171            37           150  (a)        5,358

Prepaid expenses and other                1,228           169                           1,397

                                       --------      --------                        --------
Total Current Assets                     93,333         7,125                         100,408

Property and Equipment:

Oilfield service equipment              176,326         9,242        17,058  (b)      202,626

Oil and gas well drilling
equipment                                 6,319            --                           6,319

Motor vehicles                           10,569           713          (394) (b)       10,888

Oil and gas properties and related
equipment, successful efforts
method                                   23,622            --                          23,622

Furniture and equipment                   1,661           506          (446) (b)        1,721

Buildings and land                        8,758         3,078        (2,589) (b)        9,247

Accumulated depreciation and
depletion                               (19,069)       (9,685)        9,685  (b)      (19,069)
                                       --------      --------                        --------
Net property and equipment              208,186         3,854                         235,354

Other assets                             18,576             1                          18,577
                                       --------      --------                        --------
Total Assets                            320,095        10,980                         354,339

                                       ========      ========                        ========


See accompanying notes to unaudited pro forma combined financial statements.

                     Key Energy Group, Inc. and Subsidiaries
                   Unaudited Pro Forma Combined Balance Sheet
                               as of June 30, 1997

                                (in thousands)


                                                The                       Pro Forma       Proforma
                                              Company     Ram/Rowland      Entries        Combined
                                             ---------     ---------     -----------     ---------
Liabilities and Stockholders'

Equity:

Current Liabilities:

Accounts payable                                15,339         1,657                        16,996

Other accrued liabilities                       12,507            --         145  (a)       12,652

Accrued interest                                 2,102            --                         2,102

Accrued income taxes                             1,664            --                         1,664

Deferred tax liability                             126            --                           126

Current portion of long-term debt                1,404            --                         1,404
                                             ---------     ---------                     ---------
Total Current Liabilities                       33,142         1,657                        34,944

Long-term debt                                 172,763            --      22,350  (c)      195,113

Deferred income taxes                           35,738            --      10,092  (d)       45,830

Non-current accrued expenses                     4,017            --                         4,017

Minority interest                                1,256            --                         1,256

Commitments and contingencies                       --            --                            --

Total Stockholders' Equity:

Common stock                                     1,230           550        (550) (b)        1,230

Additional paid-in capital                      55,031         3,990      (3,990) (b)       55,031

Retained earnings                               16,918         4,783      (4,783) (b)       16,918
                                             ---------     ---------                     ---------
Total Stockholders' equity                      73,179         9,323                        73,179

Total Liabilities Stockholders'
Equity                                         320,095        10,980                       354,339
                                             =========     =========                     =========


See accompanying notes to unaudited pro forma combined financial statements.

                     Key Energy Group, Inc. and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                           Twelve Months Ended 6/30/97

                      (in thousands, except per share data)


                                             The                       Pro Forma      Pro Forma
                                           Company     Ram/Rowland      Entries       Combined
                                          ---------     ---------     -----------     ---------
Revenue:

Oilfield services                           144,385        22,663                       167,048

Oil and gas                                   8,180            --                         8,180

Oil and gas well drilling                     9,956            --                         9,956

Other, net                                    1,109           198        (198) (f)        1,109
                                          ---------     ---------                     ---------
                                            163,630        22,861                       186,293
Costs and Expenses:

Oilfield service                            100,366        15,394        (398) (e)      115,362

Oil and gas                                   3,030            --                         3,030

Oil and gas well drilling                     8,155            --                         8,155

Depreciation, depletion and
amortization                                 11,420         1,672                        13,092

General and administrative                   18,522         2,157      (1,113) (e)       19,566

Interest                                      7,535            47       1,565  (c)        9,147
                                          ---------     ---------                     ---------
                                            149,028        19,270                       168,352

Income before income taxes
and minority interest                       14, 602         3,591                        17,941

Income tax expense                            5,500           224       1,033  (g)        6,757

Minority interest in net loss                     4            --                             4
                                          ---------     ---------                     ---------
Net Income                                    9,098         3,367                        11,180
                                          =========     =========                     =========
Earning Per Share:

Income before income taxes and
minority interest                              1.20                                        1.47

Net Income                                     0.75                                        0.92

Weighted average shares
outstanding                                  12,205                                      12,205


See accompanying notes to unaudited pro forma combined financial statements.

                     Key Energy Group, Inc. and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                           Three Months Ended 9/30/97

                      (in thousands, except per share data)


                                           The                       Pro Forma      Pro Forma
                                         Company     Ram/Rowland      Entries       Combined
                                        ---------     ---------     -----------     ---------
Revenue:

Oilfield services                          69,498         3,690                        73,188

Oil and gas                                 2,154            --                         2,154

Oil and gas well drilling                   2,823            --                         2,823

Other, net                                  1,081            16         (16) (f)        1,081
                                        ---------     ---------                     ---------
                                           75,556         3,706                        79,246

Costs and Expenses:

Oilfield service                           48,239         2,442                        50,681

Oil and gas                                   937            --                           937

Oil and gas well drilling                   2,263            --                         2,263

Depreciation, depletion and
amortization                                5,147           272                         5,419

General and administrative                  7,701           174                         7,875

Interest                                    3,438            --         262  (c)        3,700
                                        ---------     ---------                     ---------
                                           67,725         2,888                        70,875

Income before income taxes and
minority interest                           7,831           818                         8,371

Income tax expense                          2,893            --         260  (g)        3,153

Minority interest in net loss                  --            --                            --
                                        ---------     ---------                     ---------
Net Income                                  4,938           818                         5,218
                                        =========     =========                     =========
Earnings Per Share:

Income before income taxes and
minority interest                            0.50                                        0.53

Net Income                                   0.32                                        0.33

Weighted average shares
outstanding                                15,665                                      15,665


See accompanying notes to unaudited pro forma combined financial statements.

                    Key Energy Group, Inc. and Subsidiaries
              Notes to Unaudited Pro Forma Combined Financial Statements
                         June 30 and September 30, 1997

1.       Basis of Presentation

The accompanying unaudited pro forma combined financial information of Key Energy Group, Inc. ("Key or the "Company") is presented to reflect the acquisitions of the assets of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. (collectively "Ram/Rowland") in September 1997. These acquisitions are being filed together as they are considered related businesses within the context of Regulation S-X. The Unaudited Pro Forma Combined Balance Sheet is presented as if the acquisition of Ram/Rowland occurred at the balance sheet date. The Unaudited Pro Forma Combined Statements of Operations are presented as if the acquisitions had occurred on July 1, 1996 and July 1, 1997.

The Company - Represents the Consolidated Balance Sheet of Key Energy Group, Inc. as of June 30, 1997 and the Consolidated Statements of Operations of Key Energy Group, Inc. for the year ended June 30, 1997 and the 3 months ended September 30, 1997.

Ram/Rowland - Represents the Balance Sheets of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. as of December 31, 1996, the Statement of Operations of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. for the year ended June 30, 1997 (which was derived by certain calculations involving the Statement of Operations of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. for the years ended December 31, 1996 and June 30, 1996 and 1997) and the Statement of Operations for the three months ended September 30, 1997 (which was derived by certain calculations involving the Statement of Operations of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. for the month ended September 30,
1997).

2.       Pro Forma Entries

(a) To adjust the bad debt reserve, other current assets and other accrued liabilities for items not recorded in the acquisition balances.

(b) To record the acquisition of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. using the purchase method of accounting. The allocations of the purchase price to the acquired assets and liabilities of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. is preliminary, and therefore, subject to adjustment.

(c) To record the additional debt of the company as a result of the cash consideration paid to Ram Oil Service, Inc. and Rowland Trucking Co. Inc. and the related interest.

(d) To record the deferred tax liability related to the acquired assets of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc.

(e) To record the estimated savings in operating costs and general and administrative expenses due to the acquisitions. The estimated savings is solely a result of efficiencies gained by the consummation of the acquisitions and operational improvements.

(f) To eliminate other miscellaneous revenue of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. that is not expected to reoccur.

(g) To record additional tax on acquisitions income.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 17, 1997             KEY ENERGY GROUP, INC.



                                       By:  /s/ Francis D. John
                                            ----------------------------------
                                            Francis D. John, President

                              INDEX TO EXHIBITS


EXHIBIT         DESCRIPTION
 *2.1     Stock Purchase Agreement (Rowland Trucking Co., Inc.) Among Yale E.
         Key, Inc. and Robert D. Calhoun, dated as of September 1, 1997

 *2.2     Stock Purchase Agreement (Ram Oil Well Services, Inc.) Among Yale E.
         Key, Inc. and Robert D. Calhoun, dated as of September 1, 1997.

 23.1      Consent of Johnson, Miller & Co.



---------

*        Previously filed.